UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2024

e.l.f. Beauty, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37873	46-4464131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

570 10th Street

Oakland, CA 94607

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (510) 778-7787

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ELF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 26, 2024, e.l.f. Beauty, Inc. (the “Company”) entered into an amendment (the “Amendment”) among the Company, e.l.f. Cosmetics, Inc., certain of the Company’s other subsidiaries party thereto, Bank of Montreal, as administrative agent (in such capacity, the “Agent”) and a lender, and the other lenders party thereto to that certain Amended and Restated Credit Agreement, dated as of April 30, 2021, among the Company, e.l.f. Cosmetics, Inc., certain of the Company’s other subsidiaries party thereto, the Agent, and the lenders from time to time party thereto (the “Credit Agreement,” and as amended by that certain First Amendment to Amended and Restated Credit Agreement, that certain Second Amendment to Amended and Restated Credit Agreement, and as further amended by the Amendment, the “Amended Credit Agreement”), pursuant to which the restricted payments covenant section was amended such that the capacity of the Company and the other loan parties to the Amended Credit Agreement to make restricted payments was increased, subject to a pro forma net leverage ratio test at the time of each restricted payment.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 22, 2024, the Company held its 2024 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on four proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 12, 2024 (the “Proxy Statement”). The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for or against each proposal, the number of votes withheld with respect to each proposal (if applicable), the number of abstentions with respect to each proposal (if applicable) and the number of broker non-votes with respect to each proposal.

I.

Election of Class II Directors. Each of the three nominees for Class II director was elected to serve as a Class II director until the Company’s 2027 annual meeting of stockholders, or until her respective successor has been elected and qualified or until her respective earlier death, resignation or removal. The voting results were as follows:

Name	For	Withheld	Broker Non-Votes
Tiffany Daniele	31,026,045	12,233,102	4,871,778
Maria Ferreras	42,995,501	263,646	4,871,778
Lauren Cooks Levitan	30,781,535	12,477,612	4,871,778

II.

Amendment to Amended and Restated Certificate of Incorporation to Provide for Officer Exculpation. The Company’s stockholders approved an amendment to the Company’s amended and restated certificate of incorporation to provide for the exculpation of officers. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
37,234,458	5,963,487	61,202	4,871,778

III.	Advisory Vote on Executive Compensation. The Company’s stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
40,676,556	2,507,314	75,277	4,871,778

IV.

Ratification of the Appointment of the Independent Registered Public Accounting Firm. The Company’s stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered accounting firm for the fiscal year ending March 31, 2025. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
47,539,986	536,066	54,873	0

Item 8.01	Other Events.

On August 27, 2024, the Company issued a press release announcing that its Board of Directors has authorized a share repurchase program to acquire up to $500 million of the Company’s common stock (the “Share Repurchase Program”). Purchases under the Share Repurchase Program may be made from time to time, in such amounts as management deems appropriate, through a variety of methods, which may include open market purchases, privately negotiated transactions, block trades, accelerated share repurchase transactions, purchases through 10b5-1 trading plans, or by any combination of such methods. The timing and amount of any repurchases pursuant to the Share Repurchase Program will be determined based on market conditions, share price and other factors. The Share Repurchase Program does not have an expiration date, does not require the Company to repurchase any specific number of shares of its common stock, and may be modified, suspended or terminated at any time without notice. There is no guarantee that any shares will be purchased under the Share Repurchase Program. The Company’s previous $25 million share repurchase program, announced in May 2019, has been exhausted. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including those statements related to the amount, timing, and benefits of the Share Repurchase Program. All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, actual results and the timing of selected events may differ materially from those expectations. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, changes in the price and volume and the volatility of the Company’s common stock, unexpected or otherwise unplanned or alternative requirements with respect to the capital investments of the Company and the risks and uncertainties that are described in the Company’s filings with the Securities and Exchange Commission. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date hereof. Except as required by law, the Company assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amendment to Amended and Restated Certificate of Incorporation of e.l.f. Beauty, Inc.

10.1	Third Amendment to Amended and Restated Credit Agreement, dated August 26, 2024, by and among the Company, as parent guarantor, e.l.f. Cosmetics, Inc., W3LL People, Inc. and J.A. RF, LLC, each as a borrower, Bank of Montreal, as the administrative agent, swingline lender and l/c issuer, U.S. Bank, as syndication agent and a joint lead arranger, BMO Capital Markets Corp., as a joint lead arranger and bookrunner, and the lenders from time to time party thereto.

99.1	Press Release issued on August 27, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

e.l.f. Beauty, Inc.

Date: August 27, 2024	By:	/s/ Scott Milsten
Scott Milsten
SVP, General Counsel & Chief People Officer